UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

MOBILE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55760	47-3945882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 W 4th Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 834-5110

Not Applicable

(Former name or former address, if changed since last report.)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Operating Officer

Toby Asbury resigned from his position as Chief Operating Officer of Mobile Infrastructure Corporation (the “Company”), effective as of December 31, 2022, so that he can spend more time with his family and pursue other entrepreneurial interests. Mr. Asbury’s decision was not due to any disagreement with the Company’s management or board of directors of the Company (the “Board”). The Company expects that Mr. Asbury’s duties and responsibilities will be assumed by existing leaders within the organization. The Company and executive team are grateful for Mr. Asbury’s years of service, dedication and experience that he brought to the Company and wish Mr. Asbury well in his future professional endeavors.

(b) Retirement of Director

Shawn Nelson, a member of the Board, retired from the Board, effective as of December 31, 2022, in accordance with mandatory requirements of Mr. Nelson’s position as a judge-elect of the Superior Court of Orange County, California. Mr. Nelson’s decision was not due to any disagreement with the Company’s management or Board. The Board thanks Mr. Nelson for his years of service and contributions to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

Date: January 3, 2023	By:	/s/ Stephanie L. Hogue
		Name:	Stephanie L. Hogue
		Title:	President and Chief Financial Officer